  Exhibit 99.1
PTC ANNOUNCES SECOND QUARTER FISCAL YEAR 2019 RESULTS

Revenue, Operating Margin and EPS at or Above the High End of Guidance

BOSTON, MA, APRIL 24, 2019 - PTC (NASDAQ: PTC) today reported financial results for its fiscal second quarter 2019.

Financial Summary - ASC 606 (1)

●
Revenue of $290 million
●
GAAP net loss was $44 million or ($0.37) per diluted share; non-GAAP net income was $26 million or $0.22 per diluted share
●
GAAP operating margin of (8%); non-GAAP operating margin of 15%

Financial Summary ASC 605 (1)

●
Revenue of $315 million
●
GAAP net loss was $12 million or ($0.10) per diluted share; non-GAAP net income was $45 million or $0.38 per diluted share
●
GAAP operating margin of 0%; non-GAAP operating margin of 21%

(1)  We adopted ASC 606 on October 1, 2018, which impacted our reported financial results, including the timing and classification of revenue. For comparability purposes, and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605, as shown in our financial statements, including the notes thereto.

“We are pleased with our second quarter financial performance with revenue, margin and EPS at or above the high end of our guidance range,” said James Heppelmann, President and CEO, PTC. “Bookings growth of 18% year over year in constant currency was driven by a strong quarter for IoT, with IoT bookings growth well above the estimated 30-40% market growth rate. In the first quarter following the completion of our subscription business model transition, we were pleased to deliver Subscription bookings mix above 90%.”

Other second quarter 2019 results:
Additional operating and financial highlights are set forth below. Information about our bookings and other reporting measures (as updated) is provided below. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com.

Additional Operating Highlights:

License and subscription bookings: Q2’19 license and subscription bookings were $112 million, an increase of 18% on a constant currency basis, driven by a strong quarter for IoT; for the first time IoT bookings surpassed both CAD and PLM in the quarter.

Software revenue: Q2’19 software revenue was $277 million, an increase of 6% year over year or 8% in constant currency.

Recurring Software revenue: Q2’19 software recurring revenue was $266 million, an increase of 11% year over year or 14% in constant currency.

IoT software revenue: Q2’19 IoT software revenue was $37 million, up 27% year over year or 30% on a constant currency basis, driven by 48% constant currency growth in subscription revenue.

Annualized recurring revenue (ARR): Q2’19 ARR was $1,065 million, a constant currency increase of 15% year over year and the ninth consecutive quarter of double-digit year-over-year growth.

Deferred revenue: Billed deferred revenue increased 11% year over year to $554 million. Total deferred revenue – billed and unbilled - increased $61 million year over year, despite a 400-basis point currency headwind. Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed Deferred Revenue fluctuates quarterly based upon the contractual billing dates in our recurring revenue contracts, the timing of our fiscal reporting periods. Additionally, total Diferred Revenue is impacted by changes in FX rates and the length ofnew and renewal contracts.

Operating margin: GAAP operating margin in the second quarter was 0%, compared to 7% in the same period last year driven by restructuring charges associated with the relocation of our headquarters; non-GAAP operating margin was 21%, compared to 18% in the same period last year.

Operating cash flow and free cash flow: Operating cash flow in the second quarter was $141 million, up 27% over Q2’18, and free cash flow was $120 million, up 13% over Q2’18. Free cash flow in Q2’19 includes cash payments of approximately $10 million related to our restructuring plan, including the relocation of our headquarters.

Total cash, cash equivalents, and marketable securities: As of the end of the second quarter total cash, cash equivalents, and marketable securities was $351 million and total debt, net of deferred issuance costs, was $739 million. During the second quarter we used $65 million to repurchase 725,000 shares.

Restructuring: The restructuring charge in the second quarter related to exiting our headquarters in Needham was $27 million.

Management's 2019 Financial Outlook:
The Company's third quarter and fiscal year 2019 revenue and diluted earnings per share guidance is provided below. The revenue and diluted earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 606 and ASC 605. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the Tax Cuts and Jobs Act.

Fiscal 2019 Business Outlook – ASC 606
For the third quarter and fiscal year ending September 30, 2019, the company expects:

In millions except per share amounts
Operating Measures (1)	Q3’19 Low	Q3’19 High	FY’19 Low	FY’19 High

Subscription ACV	$51	$55	$207	$217
License and Subscription Bookings	$110	$120	$485	$505
Subscription % of Bookings	92%	92%	86%	86%

(1) An explanation of the metrics included in this table is provided below.

Financial Measures (1)	Q3’19 Low	Q3’19 High	FY’19 Low	FY’19 High
Total Subscription Revenue	$138	$147	$596	$616
Perpetual Support Revenue	$100	$103	$419	$424
Total Recurring Revenue	$238	$250	$1,015	$1,040
Perpetual License Revenue	$9	$10	$70	$73
Total Software Revenue	$247	$260	$1,084	$1,112
Professional Services Revenue	$41	$43	$166	$168
Total Revenue	$288	$303	$1,250	$1,280

Operating Expense (GAAP)	$211	$212	$886	$890
Operating Expense (Non-GAAP)	$180	$182	$715	$718
Operating Margin (GAAP)	(1%)	4%	3%	6%
Operating Margin (Non-GAAP)	13%	17%	20%	22%
Tax Rate (GAAP)	(50%)	(50%)	(60%)	(60%)
Tax Rate (Non-GAAP)	18%	18%	19%	18%
Shares Outstanding	118	118	118	118
EPS (GAAP)	$(0.15)	$0.03	$0.02	$0.44
EPS (Non-GAAP)	$0.20	$0.30	$1.45	$1.70
Free Cash Flow			$265	$275
Adjusted Free Cash Flow			$290	$300

(1) The third quarter and fiscal 2019 non-GAAP operating expense, non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our workforce realignment and headquarters relocation. From a cash perspective, the free rent and estimated sublease income over the first 18 months on our Seaport headquarters total approximately $30 million, as compared to the estimated cash outflows of $34 million on the Needham headquarters, which will be incurred over the next 44 months.

In millions	Q3’19	FY’19

Effect of acquisition accounting on fair value of acquired deferred revenue	$0	$1
Acquisition related charges	-	$1
Restructuring and headquarters relocation charges (1)	-	$45
Intangible asset amortization expense	$13	$51
Stock-based compensation expense	$28	$114
Total Estimated Pre-Tax GAAP adjustments	$41	$212

(1) Includes $16 million related to our workforce realignment recorded in the first quarter of 2019 and $29 million rrecorded in the first and second quarters of 2019 related to lease commitments and accelerated depreciation expense associated with exiting the Needham headquarters facility  and relocating to our new worldwide headquarters in the Boston Seaport District, which occurred in January 2019.

Fiscal 2019 Business Outlook – ASC 605
For the third quarter and fiscal year ending September 30, 2019, the company expects:
In millions except per share amounts
Operating Measures (1)	Q3’19 Low	Q3’19 High	FY’19 Low	FY’19 High

Subscription ACV	$51	$55	$207	$217
License and Subscription Bookings	$110	$120	$485	$505
Subscription % of Bookings	92%	92%	86%	86%

(1) An explanation of the metrics included in this table is provided below.

Financial Measures	Q3’19 Low	Q3’19 High	FY’19 Low	FY’19 High
Subscription Revenue	$166	$170	$664	$670
Support Revenue	$105	$105	$424	$425
Perpetual License Revenue	$9	$10	$70	$73
Total Software Revenue	$280	$285	$1,158	$1,168
Professional Services Revenue	$40	$40	$155	$157
Total Revenue	$320	$325	$1,313	$1,325
Operating Expense (GAAP)	$221	$223	$912	$917
Operating Expense (Non-GAAP)	$190	$192	$740	$745
Operating Margin (GAAP)	5%	7%	6%	7%
Operating Margin (Non-GAAP)	18%	19%	23%	23%
Tax Rate (GAAP)	30%	30%	30%	30%
Tax Rate (Non-GAAP)	19%	18%	19%	18%
Shares Outstanding	118	118	118	118
EPS (GAAP)	$0.03	$0.07	$0.25	$0.32
EPS (Non-GAAP)	$0.31	$0.36	$1.75	$1.85
Free Cash Flow			$265	$275
Adjusted Free Cash Flow			$290	$300

The third quarter and fiscal 2019 non-GAAP operating expense, non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $25 million of restructuring payments related to our workforce realignment and headquarters relocation. From a cash perspective, the free rent and estimated sublease income over the first 18 months on our Seaport headquarters total approximately $30 million, as compared to the estimated cash outflows of $34 million on the Needham headquarters, which will be incurred over the next 44 months.

In millions	Q3’19	FY’19

Effect of acquisition accounting on fair value of acquired deferred revenue	$0	$1
Acquisition related charges	-	$1
Restructuring and headquarters relocation charges (1)	-	$45
Intangible asset amortization expense	$13	$51
Stock-based compensation expense	$28	$114
Total Estimated Pre-Tax GAAP adjustments	$41	$212

(1) Includes $16 million related to our workforce realignment recorded in the first quarter of 2019 and $29 million recorded in the first and second quarters of 2019 related to lease commitments and accelerated depreciation expense associated with exiting the Needham headquarters facility and relocating to our new worldwide headquarters in the Boston Seaport District, which occured in January 2019.

PTC’s Fiscal Second Quarter Results Conference Call, Prepared Remarks and Data Tables
Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a management presentation to discuss results at 5:00 pm ET on Wednesday, April 24, 2019. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded, and a replay will be available for 10 days following the call by dialling 866-483-9088 and entering the passcode 8020. The archived webcast will also be available on PTC’s Investor Relations website.

Bookings Metrics
We offer both perpetual and subscription licensing options to our customers, as well as monthly software rentals for certain products. Given the difference in revenue recognition between the sale of a perpetual software license and a subscription, we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions.

In order to normalize between perpetual and subscription licenses, we define subscription bookings as the subscription annualized contract value (subscription ACV) of new subscription contracts multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define subscription ACV as the total value of a new subscription contract (which may include annual values that increase over time and without regard to contractual termination options) divided by the term of the contract (in days) multiplied by 365. If the term of the subscription contract is less than a year, and is not associated with an existing contract, the booking is equal to the total contract value. Beginning in Q3’18, minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation are included in subscription ACV if the period-to-date minimum ACV commitment exceeds actual ACV sold under the Agreement.

License and subscription bookings equal subscription bookings (as described above) plus perpetual license bookings. Because subscription bookings is a metric we use to approximate the value of subscription sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription sales or that would be recognized if the sales were perpetual licenses, nor does the annualized value of monthly software rental bookings represent the value of any such booking.

Total Deferred Revenue
Total Deferred Revenue consists of Billed Deferred Revenue and Unbilled Deferred Revenue. Unbilled deferred revenue is the aggregate of booked orders for license, support and subscription (including multi-year subscription contracts with start dates after October 1, 2018 that are subject to a limited annual cancellation right) for which the associated revenue has not been recognized and the customer has not been invoiced. We do not record Unbilled Deferred Revenue on our Consolidated Balance Sheet; we record such amounts as deferred revenue when we invoice the customer. Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed deferred revenue can fluctuate quarterly based upon the contractual billing dates in our recurring revenue contracts, the timing of our fiscal reporting periods and foreign exchange rates.

Software Revenue
Any reference to “total recurring software revenue” or “recurring software revenue” means the sum of subscription revenue and support revenue. Any reference to “total software revenue” or “software revenue” means the sum of subscription revenue, support revenue and perpetual license revenue. “Subscription revenue” includes cloud services revenue.

Navigate Allocation
Revenue and bookings for Navigate™, a ThingWorx-based IoT solution for PLM, are allocated 50% to Solutions and 50% to IoT.

Annualized Recurring Revenue (ARR)
To help investors understand and assess the success of our subscription transition, we provide an Annualized Recurring Revenue operating measure. Annualized Recurring Revenue (ARR) for a given quarter is calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support for the quarter by the number of days in the quarter and multiplying by 365. (A related metric is Subscription ARR, which is calculated by dividing the portion of non-GAAP revenue attributable to subscriptions for the quarter by the number of days in the quarter and multiplying by 365.) ARR should be viewed independently of revenue and deferred revenue as it is an operating measure and is not intended to be combined with or to replace either of those items. ARR is not a forecast of future revenue, which can be impacted by contract expiration and renewal rates and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of income. Subscription and support revenue and ARR disclosed in a quarter can be impacted by multiple factors, including but not limited to (1) the timing of the start of a contract or a renewal, including the impact of on-time renewals, support win-backs, and support conversions, which may vary by quarter, (2) the ramping of committed monthly payments under a subscription agreement over time, (3) multiple other contractual factors with the customer including other elements sold with the subscription or support contract, and (4) the impact of currency fluctuations. These factors can cause disclosed ARR to vary.

Constant Currency Change Metric
Year-over-year changes in revenue and bookings on a constant currency basis compare reported results excluding the effect of any hedging converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring charges, headquarters relocation charges, and income tax adjustments.
Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

A reconciliation of non-GAAP measures to GAAP results is provided within this press release.
PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; customers may not purchase our solutions or convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IoT) business, and Augmented Reality businesses, may not expand and/or generate the revenue we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our transition to subscription-only licensing could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term effect on revenue and earnings that we expect; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; our strategic initiatives and investments may not generate the revenue we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude share repurchases. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About PTC (NASDAQ: PTC)
PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC, and its partner ecosystem, manufacturers can capitalize on the promise of today’s new technology to drive digital transformation.

PTC.com           @PTC           Blogs

PTC Investor Relations Contacts
Tim Fox, 781-370-5961	Noelle Faris, 781-370-6899
tifox@ptc.com	nfaris@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

Revenue:
Subscription license	$51,540
Subscription support & cloud services	83,228
Total Subscription	134,768	$162,070	$112,931
Perpetual support	104,417	103,564	126,683
Total recurring revenue	239,185	265,634	239,614
Perpetual license	10,336	11,267	22,839
Total software revenue	249,521	276,901	262,453
Professional services	40,930	38,598	45,430
Total revenue (1)	290,451	315,499	307,883

Cost of revenue:
Cost of software revenue (2) (3)	45,749	45,222	46,189
Cost of professional services revenue (2) (3)	34,155	32,745	37,519
Total cost of revenue	79,904	77,967	83,708

Gross margin	210,547	237,532	224,175

Operating expenses:
Sales and marketing (2) (3)	103,722	109,421	98,390
Research and development (2) (3)	61,402	61,402	62,197
General and administrative (2) (3)	35,371	35,371	33,369
Amortization of acquired intangible assets	5,930	5,930	7,895
Restructuring and other charges, net	26,980	26,980	114
Total operating expenses	233,405	239,104	201,965

Operating income (loss)	(22,858)	(1,572)	22,210
Other expense, net (3)	(10,562)	(10,318)	(10,664)
Income (loss) before income taxes	(33,420)	(11,890)	11,546
Provision for income taxes	10,093	140	3,624
Net income (loss)	$(43,513)	$(12,030)	$7,922

Earnings (loss) per share:
Basic	$(0.37)	$(0.10)	$0.07
Weighted average shares outstanding	118,461	118,461	116,241

Diluted	$(0.37)	$(0.10)	$0.07
Weighted average shares outstanding	118,461	118,461	117,905

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.
(3) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2017-07 - Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost. In accordance with this guidance, we reclassified $0.2 million of non-service related net periodic pension income to other expense, net from cost of revenue and operating expenses for the three months ended March 31, 2018.

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Six Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
Revenue:
Subscription license	$115,057
Subscription support & cloud services	160,652
Total Subscription	275,709	$310,483	$212,939
Perpetual support	214,914	212,789	257,880
Total recurring revenue	490,623	523,272	470,819
Perpetual license	52,141	53,017	56,824
Total software revenue	542,764	576,289	527,643
Professional services	82,376	77,967	86,884
Total revenue (1)	625,140	654,256	614,527

Cost of revenue:
Cost of software revenue (2) (3)	89,509	88,199	92,805
Cost of professional services revenue (2) (3)	67,747	64,964	73,938
Total cost of revenue	157,256	153,163	166,743

Gross margin	467,884	501,093	447,784

Operating expenses:
Sales and marketing (2) (3)	207,940	216,725	197,765
Research and development (2) (3)	122,184	122,184	126,169
General and administrative (2) (3)	73,235	73,235	68,389
Amortization of acquired intangible assets	11,866	11,866	15,716
Restructuring and other charges, net	45,473	45,473	219
Total operating expenses	460,698	469,483	408,258

Operating income	7,186	31,610	39,526
Other expense, net (3)	(20,184)	(20,046)	(21,509)
Income (loss) before income taxes	(12,998)	11,564	18,017
Provision (benefit) for income taxes (4)	9,530	4,346	(3,782)
Net income (loss)	$(22,528)	$7,218	$21,799

Earnings (loss) per share:
Basic	$(0.19)	$0.06	$0.19
Weighted average shares outstanding	118,392	118,392	115,986

Diluted	$(0.19)	$0.06	$0.19
Weighted average shares outstanding	118,392	119,490	117,780

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.
(3) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2017-07 - Improving the presentation of net periodic pension cost and net periodic postretirement benefit cost. In accordance with this guidance, we reclassified $0.3 million of non-service related net periodic pension income to other expense, net from cost of revenue and operating expenses for the six months ended March 31, 2018.
(4) Our 2018 year-to-date tax rate includes a benefit of $7 million relating to the enactment of the Tax Cuts and Jobs Act.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
License revenue (1)	$61,876	$156,131	$120,505
Support and cloud services revenue	187,645	120,770	141,948
Professional services revenue	40,930	38,598	45,430
Total revenue	$290,451	$315,499	$307,883

	Six Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
License revenue (1)	$167,198	$330,036	$240,023
Support and cloud services revenue	375,566	246,253	287,620
Professional services revenue	82,376	77,967	86,884
Total revenue	$625,140	$654,256	$614,527
(1) Under ASC 605, all subscription revenue is classified as license revenue.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
Cost of software revenue	$1,206	$1,206	$1,098
Cost of professional services revenue	1,906	1,906	1,669
Sales and marketing	9,522	9,522	5,038
Research and development	5,190	5,190	3,383
General and administrative	9,143	9,143	5,838
Total stock-based compensation	$26,967	$26,967	$17,026

	Six Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
Cost of software revenue	$2,503	$2,503	$2,319
Cost of professional services revenue	3,720	3,720	3,375
Sales and marketing	19,244	19,244	9,917
Research and development	10,090	10,090	6,343
General and administrative	20,817	20,817	13,403
Total stock-based compensation	$56,374	$56,374	$35,357

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605

GAAP revenue	$290,451	$315,499	$307,883
Fair value adjustment of acquired deferred subscription revenue	-	-	75
Fair value adjustment of acquired deferred services revenue	198	198	233
Non-GAAP revenue	$290,649	$315,697	$308,191

GAAP gross margin	$210,547	$237,532	$224,175
Fair value adjustment of acquired deferred revenue	198	198	308
Fair value adjustment to deferred services cost	(77)	(77)	(96)
Stock-based compensation	3,112	3,112	2,767
Amortization of acquired intangible assets included in cost of revenue	6,842	6,842	6,556
Non-GAAP gross margin	$220,622	$247,607	$233,710

GAAP operating income (loss)	$(22,858)	$(1,572)	$22,210
Fair value adjustment of acquired deferred revenue	198	198	308
Fair value adjustment to deferred services cost	(77)	(77)	(96)
Stock-based compensation	26,967	26,967	17,026
Amortization of acquired intangible assets included in cost of revenue	6,842	6,842	6,556
Amortization of acquired intangible assets	5,930	5,930	7,895
Acquisition-related and other transactional charges included in general and administrative costs	372	372	133
Restructuring and other charges, net	26,980	26,980	114
Non-GAAP operating income (1)	$44,354	$65,640	$54,146

GAAP net income (loss)	$(43,513)	$(12,030)	$7,922
Fair value adjustment of acquired deferred revenue	198	198	308
Fair value adjustment to deferred services cost	(77)	(77)	(96)
Stock-based compensation	26,967	26,967	17,026
Amortization of acquired intangible assets included in cost of revenue	6,842	6,842	6,556
Amortization of acquired intangible assets	5,930	5,930	7,895
Acquisition-related and other transactional charges included in general and administrative costs	372	372	133
Restructuring and other charges, net	26,980	26,980	114
Income tax adjustments (2)	2,138	(10,399)	(80)
Non-GAAP net income	$25,837	$44,783	$39,778

GAAP diluted earnings (loss) per share	$(0.37)	$(0.10)	$0.07
Fair value adjustment of acquired deferred revenue	-	-	-
Stock-based compensation	0.23	0.23	0.14
Amortization of acquired intangibles	0.11	0.11	0.12
Acquisition-related and other transactional charges	-	-	-
Restructuring and other charges, net	0.23	0.23	-
Income tax adjustments	0.02	(0.09)	-
Non-GAAP diluted earnings per share	$0.22	$0.38	$0.34

GAAP diluted weighted average shares outstanding	118,461	118,461	117,905
Dilutive effect of stock-based compensation plans	881	881	-
Non-GAAP diluted weighted average shares outstanding	119,342	119,342	117,905

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
GAAP operating margin	-7.9%	-0.5%	7.2%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	9.3%	8.5%	5.5%
Amortization of acquired intangibles	4.4%	4.0%	4.7%
Acquisition-related and other transactional charges	0.1%	0.1%	0.0%
Restructuring and other charges, net	9.3%	8.6%	0.0%
Non-GAAP operating margin	15.3%	20.8%	17.6%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Six Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
GAAP revenue	$625,140	$654,256	$614,527
Fair value adjustment of acquired deferred subscription revenue	66	66	191
Fair value adjustment of acquired deferred services revenue	405	405	480
Non-GAAP revenue	$625,611	$654,727	$615,198

GAAP gross margin	$467,884	$501,093	$447,784
Fair value adjustment of acquired deferred revenue	471	471	671
Fair value adjustment to deferred services cost	(162)	(162)	(200)
Stock-based compensation	6,223	6,223	5,694
Amortization of acquired intangible assets included in cost of revenue	13,559	13,559	13,231
Non-GAAP gross margin	$487,975	$521,184	$467,180

GAAP operating income	$7,186	$31,610	$39,526
Fair value adjustment of acquired deferred revenue	471	471	671
Fair value adjustment to deferred services cost	(162)	(162)	(200)
Stock-based compensation	56,374	56,374	35,357
Amortization of acquired intangible assets included in cost of revenue	13,559	13,559	13,231
Amortization of acquired intangible assets	11,866	11,866	15,716
Acquisition-related and other transactional charges included in general and administrative costs	791	791	140
Restructuring and other charges, net	45,473	45,473	219
Non-GAAP operating income (1)	$135,558	$159,982	$104,660

GAAP net income (loss)	$(22,528)	$7,218	$21,799
Fair value adjustment of acquired deferred revenue	471	471	671
Fair value adjustment to deferred services cost	(162)	(162)	(200)
Stock-based compensation	56,374	56,374	35,357
Amortization of acquired intangible assets included in cost of revenue	13,559	13,559	13,231
Amortization of acquired intangible assets	11,866	11,866	15,716
Acquisition-related and other transactional charges included in general and administrative costs	791	791	140
Restructuring and other charges, net	45,473	45,473	219
Income tax adjustments (2)	(12,718)	(22,540)	(11,080)
Non-GAAP net income	$93,126	$113,050	$75,853

GAAP diluted earnings (loss) per share	$(0.19)	$0.06	$0.19
Fair value adjustment of acquired deferred revenue	-	-	0.01
Stock-based compensation	0.47	0.47	0.30
Amortization of acquired intangibles	0.21	0.21	0.25
Acquisition-related and other transactional charges	0.01	0.01	-
Restructuring and other charges, net	0.38	0.38	-
Income tax adjustments	(0.11)	(0.19)	(0.09)
Non-GAAP diluted earnings per share	$0.78	$0.95	$0.64

GAAP diluted weighted average shares outstanding	118,392	119,490	117,780
Dilutive effect of stock-based compensation plans	1,098	-	-
Non-GAAP diluted weighted average shares outstanding	119,490	119,490	117,780

(1) Operating margin impact of non-GAAP adjustments:
	Six Months Ended
	March 30,	March 30,	March 31,
	2019	2019	2018
	ASC 606	ASC 605	ASC 605
GAAP operating margin	1.1%	4.8%	6.4%
Fair value adjustment of acquired deferred revenue	0.1%	0.1%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%
Stock-based compensation	9.0%	8.6%	5.8%
Amortization of acquired intangibles	4.1%	3.9%	4.7%
Acquisition-related and other transactional charges	0.1%	0.1%	0.0%
Restructuring and other charges, net	7.3%	7.0%	0.1%
Non-GAAP operating margin	21.7%	24.4%	17.0%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2019 and 2018 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. We have recorded the impact of the Tax Cuts and Jobs Act in our Q1'18 GAAP earnings, resulting in a non-cash benefit of approximately $7 million. We have excluded this benefit from our non-GAAP results.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30,	March 30,	September 30,
	2019	2019	2018
	ASC 606 (1)	ASC 605	ASC 605

ASSETS

Cash and cash equivalents	$294,299	$294,299	$259,946
Marketable securities	56,415	56,415	55,951
Accounts receivable, net	352,217	110,510	129,297
Property and equipment, net	106,837	106,837	80,613
Goodwill and acquired intangible assets, net	1,421,913	1,421,913	1,382,659
Other assets	484,138	490,722	420,556
Total assets	$2,715,819	$2,480,696	$2,329,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$391,807	$553,709	$499,442
Debt, net of deferred issuance costs	738,700	738,700	643,268
Other liabilities	337,604	275,359	311,723
Stockholders' equity	1,247,708	912,928	874,589
Total liabilities and stockholders' equity	$2,715,819	$2,480,696	$2,329,022

(1) Our consolidated balance sheet as of March 30, 2019 under ASC 606 is preliminary, pending final adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the second quarter of 2019.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2019	2018	2019	2018

Cash flows from operating activities:
Net income (loss)	$(43,513)	$7,922	$(22,528)	$21,799
Stock-based compensation	26,967	17,026	56,374	35,357
Depreciation and amortization	19,505	21,681	39,558	42,727
Accounts receivable	30,476	10,424	54,501	32,027
Accounts payable and accruals	9,264	13,927	(27,868)	(39,130)
Deferred revenue	58,767	36,972	36,947	59,027
Income taxes	5,991	138	(15,677)	(14,134)
Other (1)	33,673	2,993	41,037	(1,075)
Net cash provided by operating activities (3)	141,130	111,083	162,344	136,598

Capital expenditures	(20,936)	(4,762)	(51,268)	(11,139)
Acquisition of businesses, net of cash acquired (2)	103	(3,000)	(69,453)	(3,000)
Purchase of intangible asset	-	(500)	-	(3,000)
Borrowings (payments) on debt, net	(40,000)	(100,000)	95,000	(70,000)
Net proceeds associated with issuance of common stock	8,798	7,472	4,158	7,472
Repurchases of common stock	(64,994)	-	(64,994)	-
Payments of withholding taxes in connection with			-
vesting of stock-based awards	(703)	(454)	(34,491)	(33,942)
Proceeds from (purchase of) investment	(7,500)	-	(7,500)	-
Contingent consideration	-	-	(1,575)	(3,176)
Purchases of marketable securities, net	(504)	(5,046)	(233)	(5,554)
Other financing & investing activities	1,709	-	114	-
Foreign exchange impact on cash	196	3,239	2,237	5,837

Net change in cash, cash equivalents, and restricted cash (1)	17,299	8,032	34,339	20,096
Cash, cash equivalents, and restricted cash, beginning of period	278,133	293,273	261,093	281,209
Cash, cash equivalents, and restricted cash, end of period	$295,432	$301,305	$295,432	$301,305

(1) In the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) 2016-18 - Statement of Cash Flows (Topic 230). In accordance with this guidance, we excluded the $0.1 million decrease and $0.3 million increase related to the change in restricted cash from the change in other current assets for the three months and six months ended March 31, 2018, respectively.
(2) On December 29, 2018, we acquired Frustum for $70 million, net of cash acquired.
(3) Our consolidated cash flows as of March 30, 2019 under ASC 606 is preliminary, pending final balance sheet adjustments required as a result of our adoption of ASC 606 in the first quarter of 2019, which will impact components of operating cash flow, but not total cash from operating activities. We expect the adjustments to be finalized prior to the filing of our Form 10-Q for the second quarter of 2019.